Ballantyne Strong, Inc. – Fiscal Year 2020	Page 1 of 9
Fourth Quarter 2020 Results

Exhibit 99.1

Ballantyne Strong Reports Fourth Quarter and Full Year 2020 Operating Results

Charlotte, NC – March 10, 2021 – Ballantyne Strong, Inc. (NYSE American: BTN) (the “Company” or “Ballantyne Strong”) today announced financial results for the fourth quarter and year ended December 31, 2020.

Recent Financial and Operational Highlights

●	Strong Entertainment business levels rebounded in the second half of 2020 as entertainment operators began reopening worldwide

	○	Signed multi-year exclusive agreements with Cinemark and Marcus Theatres further expanding market share
	○	Company is well positioned for post-pandemic recovery as restrictions on entertainment venues subside

●	Completed sale of Strong Outdoor

	○	Resulted in $5.3 million gain
	○	Increased stake in Firefly Systems, Inc. to $13.1 million

●	Bolstered balance sheet with sale of Convergent subsequent to close of 2020

	○	Will result in realized gain of approximately $15 million
	○	Strengthened balance sheet, increasing cash position and reducing debt

“Ballantyne Strong’s performance highlights in 2020 included: the successful navigation of the uncertainties associated with the impact of COVID-19 on the entertainment industry; the streamlining of the Company’s overhead structure; completion of two M&A transactions, and the strengthening of the balance sheet which has positioned the Company for future growth and market share gains,” commented Mark Roberson, Chief Executive Officer.

“Strong Entertainment bounced back in the second half of 2020, and we expect revenue to accelerate post-pandemic as cinemas and theme parks more fully reopen and the studios begin to release an unprecedented backlog of blockbuster movies. Notably, over the course of the year, Strong Entertainment entered into new partnerships with leading cinema operators, including Marcus Theatres and Cinemark, enhancing our leading position in the industry.”

“Our investment portfolio performed well in the second half of 2020, largely related to GreenFirst’s launch of its Canadian timber strategy and FG Financial kicking off its reinsurance and capital allocation strategies. With the sale of Strong Outdoor, we increased our stake in Firefly to $13 million and are now one of their largest shareholders alongside Google Ventures and NFX.”

“Following the close of the year, we completed the sale of Convergent, which has materially increased our cash position and reduced our liabilities, strengthening our balance sheet. As we embark on 2021, Ballantyne Strong is well positioned to capitalize on growth opportunities within our Strong Entertainment business and to benefit from our investment strategies.”

Ballantyne Strong, Inc. – Fiscal Year 2020 Fourth Quarter 2020 Results	Page 2 of 9

Fourth Quarter 2020 Financial Review - (comparison of continuing operations to prior year quarter)

●	Revenue decreased 43.6% to $6.0 million from $10.6 million. The decrease was primarily due to the impact of COVID-19 on customer demand for screen products and technical services at Strong Entertainment. Revenues at Strong Entertainment increased sequentially from the second and third quarters of 2020 but remain below historical levels due to the continued impact of COVID-19 restrictions on cinema attendance and the timing of studio releases. The Company expects industry revenues, and our business levels to strengthen as restrictions ease and studios begin releasing the current backlog of content to the exhibitors during 2021.

●	Gross profit decreased 38.5% to $2.2 million from $3.6 million for the quarter and gross profit margins increased to 37.3% as compared to 34.2%. Cost reduction initiatives partially offset the reduction in revenue due to COVID-19.

●	Net loss from continuing operations was $3.5 million, or $0.23 per basic and diluted share, for the fourth quarter of 2020, compared to $1.8 million, or $0.12 per basic and diluted share, for the fourth quarter of 2019.

●	Adjusted EBITDA was negative $0.3 million compared to positive $1.1 million in the fourth quarter of 2019. Lower revenue from Strong Entertainment due to COVID-19 offset the positive benefits of management’s cost reduction initiatives.

Full Year 2020 Financial Review - (comparison of continuing operations to prior year)

●	Revenue decreased 42.3% to $21.5 million from $37.3 million. The decrease was primarily due to the impact of COVID-19 on Strong Entertainment as detailed above. Revenues at Strong Entertainment began to recover in the second half of 2020 as cinemas and theme parks began reopening, but remained below historical levels due to the aforementioned continued impact of COVID-19 restrictions. Ballantyne Strong expects industry revenues, and the Company’s business levels, to strengthen as restrictions ease and studios begin releasing the current backlog of content to exhibitors during 2021.

●	Gross profit decreased 56.6% to $5.4 million from $12.5 million for the year and gross profit margins decreased to 25.2% as compared to 33.4%. Cost reduction initiatives partially offset the reduction in revenue due to COVID-19, particularly in the second quarter of 2020 when most of the Company’s customers were required to temporarily curtail their operations in response to government stay-at-home orders.

●	Net loss from continuing operations was $8.3 million or $0.56 per basic and diluted share during 2020 compared to $8.7 million, or $0.60 per basic and diluted share during 2019.

●	Adjusted EBITDA was negative $4.4 million during 2020 compared positive $0.1 million in the prior year. Lower revenue from Strong Entertainment due to COVID-19 offset the positive benefits of management’s cost reduction initiatives. The majority of the unfavorable annual Adjusted EBITDA performance occurred during the second quarter of 2020 when the Company’s customers were required to temporarily curtail their operations in response to government stay at home orders.

Conference Call

A conference call to discuss the 2020 fourth-quarter and full year financial results will be held on Wednesday, March 10, 2021 at 5:00 pm Eastern Time. Investors and analysts are invited to access the conference call by dialing (877) 407-3982 (domestic) or (201) 493-6780 (international) and providing the operator with conference ID number: 13717107. Please dial in at least five minutes before the start of the call to register. A replay will be available approximately three hours after the conclusion of the conference call until Saturday, April 10, 2021 by dialing (844) 512-2921 in the U.S. and Canada and (412) 317-6671 internationally and entering the conference ID number: 13717107.

The Company’s financial results and an accompanying slide presentation will also be available on the Investor Relations page of the Company’s website at ballantynestrong.com/investors.

Ballantyne Strong, Inc. – Fiscal Year 2020 Fourth Quarter 2020 Results	Page 3 of 9

Use of Non-GAAP Measures

Ballantyne Strong prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) to exclude income taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes discontinued operations, share-based compensation, impairment charges, equity method income (loss), fair value adjustments, severance, foreign currency transaction gains (losses), transactional gains and expenses, gains on insurance recoveries and other cash and non-cash charges and gains.

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating our operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of our financial results.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss) or to net cash from operating activities as measures of operating results or liquidity. Our calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating our performance.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are: (i) they do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, our working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, and (vii) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

We believe EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present EBITDA and Adjusted EBITDA because (i) we believe these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe investors will find these measures useful in assessing our ability to service or incur indebtedness, and (iii) we use EBITDA and Adjusted EBITDA internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors.

For further information, please refer to Ballantyne Strong, Inc.’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 10, 2021, available online at www.sec.gov.

About Ballantyne Strong, Inc.

Ballantyne Strong, Inc. (www.ballantynestrong.com) is a diversified holding company with operations and investments across a broad range of industries. The Company’s Strong Entertainment segment includes the largest premium screen supplier in the U.S. and also provides technical support services and other related products and services to the cinema exhibition industry, theme parks and other entertainment-related markets. Ballantyne Strong holds a $13 million preferred investment along with Google Ventures in privately held Firefly Systems, Inc., which is rolling out a digital mobile advertising network on rideshare and taxi fleets. Finally, the Company holds a 30% ownership position in GreenFirst Forest Products Inc. (TSX: GFP) which has recently completed an investment in a sawmill and related assets and a 21% ownership position in FG Financial Group, Inc. (Nasdaq: FGF) which is implementing business plans to operate as a diversified insurance, reinsurance and investment management holding company.

Ballantyne Strong, Inc. – Fiscal Year 2020 Fourth Quarter 2020 Results	Page 4 of 9

Forward-Looking Statements

Except for the historical information in this press release, it includes forward-looking statements which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2020, to be filed with the Securities and Exchange Commission (“SEC”) on or about March 10, 2021, the Company’s subsequent filings with the SEC, and the following risks and uncertainties: the negative impact that the COVID-19 pandemic has already had, and may continue to have, on the Company’s business and financial condition; the Company’s ability to maintain and expand its revenue streams to compensate for the lower demand for the Company’s digital cinema products and installation services; potential interruptions of supplier relationships or higher prices charged by suppliers; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to successfully execute its capital allocation strategy or achieve the returns it expects from these investments; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; challenges associated with the Company’s long sales cycles; the impact of a challenging global economic environment or a downturn in the markets (such as the current economic disruption and market volatility generated by the ongoing COVID-19 pandemic); economic and political risks of selling products in foreign countries (including tariffs); risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; the impact of the COVID-19 pandemic on the companies in which the Company holds investments; the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events (such as the ongoing COVID-19 pandemic); the adequacy of insurance; the impact of having a controlling stockholder and vulnerability to fluctuation in the Company’s stock price. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the ongoing COVID-19 pandemic, its impact on the cinema and entertainment industry, and the worsening economic environment. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update, withdraw or revise any forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

For Investor Relations Inquiries:

Mark Roberson	John Nesbett / Jennifer Belodeau
Ballantyne Strong, Inc. - Chief Executive Officer	IMS Investor Relations
704-994-8279	203-972-9200
IR@btn-inc.com	jnesbett@institutionalms.com

Ballantyne Strong, Inc. – Fiscal Year 2020 Fourth Quarter 2020 Results	Page 5 of 9

Ballantyne Strong, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2020	December 31, 2019

Assets
Current assets:
Cash and cash equivalents	$4,435	$4,951
Restricted cash	352	351
Accounts receivable, net	5,558	9,158
Inventories, net	2,264	2,325
Current assets of discontinued operations	3,748	4,869
Other current assets	1,452	1,369
Total current assets	17,809	23,023
Property, plant and equipment, net	5,524	5,912
Operating lease right-of-use assets	4,304	5,370
Finance lease right-of-use assets	4	7
Investments	20,167	13,311
Intangible assets, net	353	591
Goodwill	938	919
Long-term assets of discontinued operations	6,372	8,452
Other assets	28	48
Total assets	$55,499	$57,633

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,717	$2,509
Accrued expenses	2,182	3,748
Short-term debt	3,299	3,080
Current portion of operating lease obligations	619	723
Current portion of finance lease obligations	1,015	892
Deferred revenue and customer deposits	2,404	898
Current liabilities of discontinued operations	3,901	5,455
Total current liabilities	16,137	17,305
Operating lease obligations, net of current portion	3,817	4,530
Finance lease obligations, net of current portion	1,091	2,106
Deferred income taxes	3,099	2,649
Long-term liabilities of discontinued operations	4,066	5,180
Other long-term liabilities	223	154
Total liabilities	28,433	31,924
Commitments, contingencies and concentrations

Stockholders’ equity:
Preferred stock	-	-
Common stock	176	174
Additional paid-in capital	43,713	42,589
Retained earnings	5,654	6,001
Treasury stock, at cost	(18,586)	(18,586)
Accumulated other comprehensive loss	(3,891)	(4,469)
Total stockholders’ equity	27,066	25,709
Total liabilities and stockholders’ equity	$55,499	$57,633

Ballantyne Strong, Inc. – Fiscal Year 2020 Fourth Quarter 2020 Results	Page 6 of 9

Ballantyne Strong, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net product sales	$4,617	$7,862	$15,987	$26,448
Net service revenues	1,350	2,720	5,513	10,827
Total net revenues	5,967	10,582	21,500	37,275
Cost of products sold	2,693	4,882	10,980	16,265
Cost of services	1,046	2,077	5,111	8,555
Total cost of revenues	3,739	6,959	16,091	24,820
Gross profit	2,228	3,623	5,409	12,455
Selling and administrative expenses:
Selling	413	590	1,656	2,081
Administrative	2,677	3,227	10,379	13,020
Total selling and administrative expenses	3,090	3,817	12,035	15,101
Loss on disposal of assets	(40)	(2)	(58)	(69)
Loss from operations	(902)	(196)	(6,684)	(2,715)
Other income (expense):
Interest income	-	-	-	3
Interest expense	(97)	(101)	(462)	(348)
Fair value adjustment to notes receivable	-	(705)	-	(2,857)
Foreign currency transaction loss	(343)	(122)	(292)	(288)
Other income, net	236	1,054	3,108	1,703
Total other income (expense)	(204)	126	2,354	(1,787)
Loss from continuing operations before income taxes and equity method investment loss	(1,106)	(70)	(4,330)	(4,502)
Income tax expense	(262)	(925)	(1,258)	(2,148)
Equity method investment loss	(2,098)	(788)	(2,677)	(2,011)
Net loss from continuing operations	(3,466)	(1,783)	(8,265)	(8,661)
Net income (loss) from discontinued operations	1,649	1,035	7,918	(1,442)
Net loss	$(1,817)	$(748)	$(347)	$(10,103)

Basic and diluted net (loss) income per share
Continuing operations	$(0.23)	$(0.12)	$(0.56)	$(0.60)
Discontinued operations	0.11	0.07	0.54	(0.10)
Basic and diluted net loss per share	$(0.12)	$(0.05)	$(0.02)	$(0.70)

Ballantyne Strong, Inc. – Fiscal Year 2020 Fourth Quarter 2020 Results	Page 7 of 9

Ballantyne Strong, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss from continuing operations	$(8,265)	$(8,661)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Provision for (recovery of) doubtful accounts	592	(153)
Provision for obsolete inventory	151	(440)
Benefit for warranty	(26)	(73)
Depreciation and amortization	1,051	1,109
Amortization and accretion of operating leases	921	947
Fair value adjustment to notes receivable	-	2,857
Equity method investment loss	2,677	2,011
Loss on disposal of assets	58	69
Gain on business interruption claim settlement	(808)	-
Deferred income taxes	374	(52)
Stock-based compensation expense	1,136	1,120
Changes in operating assets and liabilities:
Accounts receivable	1,465	(58)
Inventories	26	726
Current income taxes	201	258
Other assets	155	(78)
Accounts payable and accrued expenses	103	297
Deferred revenue and customer deposits	(14)	(986)
Operating lease obligations	(933)	(1,653)
Net cash used in operating activities from continuing operations	(1,136)	(2,760)
Net cash provided by operating activities from discontinued operations	8,004	4,959
Net cash provided by operating activities	6,868	2,199

Cash flows from investing activities:
Investment in Firefly Systems, Inc.	$(4,000)	$-
Capital expenditures	(545)	(1,770)
Net cash used in investing activities from continuing operations	(4,545)	(1,770)
Net cash used in investing activities from discontinued operations	(333)	(576)
Net cash used in investing activities	(4,878)	(2,346)

Cash flows from financing activities:
Proceeds from issuance of short-term debt	668	-
Principal payments on short-term debt	(512)	(427)
Proceeds from borrowing under credit facility	5,158	-
Repayments of borrowings under credit facility	(5,158)	-
Proceeds from Paycheck Protection Program Loan	3,174	-
Repayment of Paycheck Protection Program Loan	(3,174)	-
Stock issuance costs	(443)	-
Payments of withholding taxes related to net share settlement of equity awards	(10)	-
Payments on capital lease obligations	(896)	(339)
Net cash used in financing activities from continuing operations	(1,193)	(766)
Net cash used in financing activities from discontinued operations	(1,421)	(1,099)
Net cash used in financing activities	(2,614)	(1,865)

Effect of exchange rate changes on cash and cash equivalents	109	266
Net decrease in cash and cash equivalents and restricted cash from continuing operations	(6,765)	(5,030)
Net increase in cash and cash equivalents and restricted cash from discontinued operations	6,250	3,284
Net decrease in cash and cash equivalents and restricted cash	(515)	(1,746)
Cash and cash equivalents and restricted cash at beginning of year	5,302	7,048
Cash and cash equivalents and restricted cash at end of year	$4,787	$5,302

Ballantyne Strong, Inc. – Fiscal Year 2020 Fourth Quarter 2020 Results	Page 8 of 9

Ballantyne Strong, Inc. and Subsidiaries

Summary by Business Segments

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019

Strong Entertainment
Revenue	$5,587	$10,469	$20,629	$36,874
Gross profit	1,877	3,537	4,646	12,159
Operating income	896	2,026	2	6,665
Adjusted EBITDA	1,035	2,655	898	8,329

Corporate and Other
Revenue	$380	$113	$871	$401
Gross profit	351	86	763	296
Operating loss	(1,798)	(2,222)	(86)	(788)
Adjusted EBITDA	(1,285)	(1,566)	(5,251)	(8,270)

Consolidated
Revenue	$5,967	$10,582	$21,500	$37,275
Gross profit	$2,228	$3,623	$5,409	$12,455
Operating loss	$(902)	$(196)	$(6,684)	$(2,715)
Adjusted EBITDA	$(250)	$1,089	$(4,353)	$59

Ballantyne Strong, Inc. – Fiscal Year 2020 Fourth Quarter 2020 Results	Page 9 of 9

Ballantyne Strong, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended December 31,
	2020				2019

	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated
Net income (loss)	$401	$(3,867)	$7,918	$4,452	$959	$(2,531)	$824	$(748)
Net income (loss) from discontinued operations	-	-	(7,918)	(7,918)	-	-	(824)	(824)
Net income (loss) from continuing operations	401	(3,867)	-	(3,466)	959	(2,531)	-	(1,572)
Interest expense, net	22	75	-	97	34	67	-	101
Income tax expense (benefit)	222	40	-	262	1,011	(85)	-	926
Depreciation and amortization	183	39	-	222	232	51	-	283
EBITDA	828	(3,713)	-	(2,885)	2,236	(2,498)	-	(262)
Stock-based compensation expense	-	412	-	412	-	322	-	322
Fair value adjustment to notes receivable	-	-	-	-	705	-	-	705
Equity method investment loss	89	2,009	-	2,098	178	610	-	788
Loss on disposal of assets and impairment charges	33	7	-	40	2	-	-	2
Foreign currency transaction loss	343	-	-	343	122	-	-	122
Gain on property and casualty insurance recoveries	(258)	-	-	(258)	(588)	-	-	(588)
Adjusted EBITDA	$1,035	$(1,285)	$-	$(250)	$2,655	$(1,566)	$-	$1,089

	Years Ended December 31,
	2020				2019

	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated
Net income (loss)	$1,319	$(9,584)	$7,918	$(347)	$2,387	$(11,048)	$(1,442)	$(10,103)
Net income (loss) from discontinued operations	-	-	(7,918)	(7,918)	-	-	1,442	1,442
Net income (loss) from continuing operations	1,319	(9,584)	-	(8,265)	2,387	(11,048)	-	(8,661)
Interest expense, net	112	350	-	462	140	205	-	345
Income tax expense	1,075	183	-	1,258	2,148	-	-	2,148
Depreciation and amortization	870	181	-	1,051	896	213	-	1,109
EBITDA	3,376	(8,870)	-	(5,494)	5,571	(10,630)	-	(5,059)
Stock-based compensation expense	-	1,136	-	1,136	-	1,120	-	1,120
Fair value adjustment to notes receivable	-	-	-	-	2,857	-	-	2,857
Equity method investment loss	226	2,451	-	2,677	779	1,232	-	2,011
Loss on disposal of assets and impairment charges	33	25	-	58	69	-	-	69
Foreign currency transaction loss	292	-	-	292	288	-	-	288
Gain on property and casualty insurance recoveries	(3,107)	-	-	(3,107)	(1,235)	-	-	(1,235)
Severance and other	78	7	-	85	-	8	-	8
Adjusted EBITDA	$898	$(5,251)	$-	$(4,353)	$8,329	$(8,270)	$-	$59